As filed with the Securities and Exchange Commission on February 22, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ESSENT GROUP LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)

Essent Group Ltd.
Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
(441) 297-9901
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Puglisi & Associates 850 Library Avenue, Suite 204 Newark, DE 19711 (302) 738-6680 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Mark A. Casale President and Chief Executive Officer Essent Group Ltd. Clarendon House 2 Church Street Hamilton HM 11, Bermuda (441) 297-9901	Michael Groll, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant, depending on market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

PROSPECTUS

ESSENT GROUP LTD.

COMMON SHARES, PREFERENCE SHARES, DEBT SECURITIES, DEPOSITARY SHARES, WARRANTS, UNITS

Essent Group Ltd., from time to time, may offer, issue and sell, together or separately, (1) common shares, par value $0.015 per share; (2) preference shares; (3) debt securities; (4) depositary shares; (5) warrants to purchase common shares, preference shares or other securities; and (6) units consisting of two or more classes of the securities registered hereunder.

This prospectus contains a general description of the securities we may offer. Each time we issue the securities pursuant to this registration statement we will provide a prospectus supplement containing specific information about the terms of that issuance, which also may add, update or change information contained in this prospectus. You should read carefully this prospectus and any applicable supplements before deciding to invest.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “ESNT.” We expect that any common shares sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any other securities exchange of the other securities covered by the prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 35 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from any such sale of securities by us will also be set forth in the applicable prospectus supplement.

Consider carefully the “Risk Factors” beginning on page 7, in any accompanying prospectus supplement, and in the reports we file with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

Neither the SEC, any state securities commission, the Registrar of Companies in Bermuda or the Bermuda Monetary Authority (the “BMA”), nor any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2024.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

Unless the context otherwise indicates or requires, the terms “we,” “our,” “us,” “Essent,” and the “Company,” as used in this prospectus, refer to Essent Group Ltd. and its directly and indirectly owned subsidiaries, including our primary operating subsidiaries, Essent Guaranty, Inc. and Essent Reinsurance Ltd. When we use the term “Essent Group,” we are only referring to Essent Group Ltd. and not its subsidiaries.

This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings. We have provided to you in this prospectus a general description of the securities we may offer and the general manner in which the securities can be offered. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the manner in which they may be offered. We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material.” A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material tax considerations. We may also add, update or change in the prospectus supplement or such other offering material any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the applicable prospectus supplement or other offering material, you should rely on the information in the prospectus supplement or other offering material; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

We are not making any representation to any purchaser of the securities regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

ESSENT GROUP LTD.

Essent Group is organized as a limited liability company under the laws of Bermuda. Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Our website address is www.essentgroup.com. We have included our website address in this prospectus solely as an inactive textual reference. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it to be part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In addition to historical information, this prospectus, including the information incorporated by reference into this prospectus, contains statements relating to events, developments or results that we expect or anticipate may occur in the future. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including:

•	changes in or to Fannie Mae and Freddie Mac (collectively, the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices;

•	failure to continue to meet the mortgage insurer eligibility requirements of the GSEs;

•	competition for our customers or the loss of a significant customer;

•	lenders or investors seeking alternatives to private mortgage insurance;

•	increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration;

•	decline in the volume of low down payment mortgage originations;

•	uncertainty of loss reserve estimates;

•	decrease in the length of time our insurance policies are in force;

•	deteriorating economic conditions;

•	the scope of recently enacted tax reform and its impact on us, our shareholders and our operations;

•	the definition of “Qualified Mortgage” reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs;

•	the definition of “Qualified Residential Mortgage” reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance;

•	the implementation of the Basel rules, which may discourage the use of private mortgage insurance;

•	management of risk in our investment portfolio;

•	fluctuations in interest rates;

•	inadequacy of the premiums we charge to compensate for our losses incurred;

•	dependence on management team and qualified personnel;

•	disturbance to our information technology systems;

•	change in our customers’ capital requirements discouraging the use of mortgage insurance;

•	declines in the value of borrowers’ homes;

•	limited availability of capital or reinsurance;

•	unanticipated claims arise under and risks associated with our contract underwriting program;

•	industry practice that loss reserves are established only upon a loan default;

•	disruption in mortgage loan servicing, as a result of COVID-19 or otherwise;

•	risk of future legal proceedings;

•	customers’ technological demands;

•	our non-U.S. operations becoming subject to U.S. Federal income taxation;

•	becoming considered a passive foreign investment company for U.S. Federal income tax purposes;

•	potential inability of our insurance subsidiaries to pay dividends; and

•	other risks and factors listed under “Risk Factors” and elsewhere in this prospectus.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the discussion under “Risk Factors” in this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023, and those risks detailed in our subsequent reports and registration statements filed from time to time with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of the document in which they are included.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. We will retain broad discretion over the use of the net proceeds to us from any sale or resale of the securities described in this prospectus. The net proceeds from any sale of our securities by us under this prospectus will be used for (i) general corporate purposes, including but not limited to working capital and capital expenditures, or (ii) any other purpose specified in the applicable prospectus supplement.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common shares;

•	preference shares, which may be represented by depositary shares as described below;

•	debt securities;

•	warrants to purchase from us common shares, preference shares or other securities; and

•	units, each representing a combination of two or more of the foregoing securities.

DESCRIPTION OF OUR SHARE CAPITAL

The following description of our share capital is a summary and is based on the provisions of our amended and restated bye-laws (our “bye-laws”) and the applicable provisions of the Bermuda Companies Act of 1981 (the “Companies Act”). This information is qualified entirely by reference to the applicable provisions of our memorandum of association, our bye-laws and the Companies Act. For information on how to obtain copies of our memorandum of association and bye-laws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Authorized and Outstanding Capital Stock

Essent Group is authorized to issue a total of 233,333,333.333 common shares, with a par value of $0.015 per share.

As of February 12, 2024, there were 106,872,556 common shares issued and outstanding, and no preference shares were authorized, issued or outstanding.

Preference Shares

Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company.

Common Shares

General

Our common shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange. Under certain circumstances and subject to the provisions of Bermuda law and our bye-laws, we may be required to make an offer to repurchase shares held by members. All of our outstanding shares of common shares are fully paid and nonassessable. Our common shares are listed on the NYSE under the symbol “ESNT.”

Dividend Policy

The board may, subject to Bermuda law and our bye-laws, declare a dividend to be paid to our members as of a record date determined by the board, in proportion to the number of shares held by such holder.

Voting Rights

In general, and subject to the adjustments described below, holders of our common shares will have one vote for each common share held by them and will be entitled to vote, on a non-cumulative basis, at all meetings of shareholders.

Under our bye-laws, in the event that a Tentative 9.5% Shareholder (as defined below) exists, the aggregate votes conferred by shares held by a shareholder and treated as Controlled Shares (as defined below) of that Tentative 9.5% Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% Shareholder will constitute less than nine and one-half percent (9.5%) of the voting power of all issued and outstanding shares. The votes of members owning no shares treated as Controlled Shares of any Tentative 9.5% Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above, provided, however, that no shares shall be conferred votes to the extent that doing so will cause any person to be treated as a 9.5% Shareholder. These reductions will be made pursuant to formulas provided in our bye-laws, as applied by the board within its discretion. Under these provisions certain members may have their voting rights limited to less than one vote per share, while other members may have voting rights in excess of one vote per share.

“Tentative 9.5% Shareholder” means for a U.S. Person that, but for adjustments or restrictions on exercise of the voting power of shares pursuant to our bye-laws, would be a 9.5% Shareholder.

“Controlled Shares” means, in reference to any person, all shares that such person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Internal Revenue Code of 1986, as amended (the “Code”)) or, in the case of any U.S. Person, constructively (within the meaning of Section 958(b) of the Code); “9.5% Shareholder” means a U.S. Person that (a) owns (within the meaning of Section 958(a) of the Code) any shares and (b) owns, is deemed to own, or constructively owns Controlled Shares which confer votes in excess of 9.5% of the votes conferred by all of the issued and outstanding shares. For purposes of this discussion, the term "U.S. Person" means: (i) an individual citizen or resident of the United States, (ii) a partnership or corporation, created in or organized under the laws of the United States, or organized under the laws of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. Federal income taxation regardless of its source, (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. trustees have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a U.S. Person for U.S. Federal income tax purposes or (v) any other person or entity that is treated for U.S. Federal income tax purposes as if it were one of the foregoing.

In addition, our bye-laws provide that the board may determine that certain shares shall not carry voting rights or shall have reduced voting rights to the extent that the board reasonably determines that it is necessary to do so to avoid any adverse tax consequences or materially adverse legal or regulatory treatment to us, any of our subsidiaries or any member or its affiliates, provided that the board will use reasonable efforts to ensure equal treatment to similarly situated members to the extent possible under the circumstances.

Our bye-laws authorize us to request information from any member for the purpose of determining whether a member’s voting rights are to be adjusted as described above. If, after a reasonable cure period, a member fails to respond to a request by us for information or submits incomplete or inaccurate information in response to a request, the board may eliminate the member’s voting rights. A member will be required to notify us in the event it acquires actual knowledge that it or one of its investors is the actual, deemed or constructive owner of 9.5% or more of our controlled shares.

Dividends and Other Distributions

Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of the company’s assets would thereby be less than its liabilities. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preference dividend right of holders of any preference shares. “Contributed surplus” is defined for purposes of section 54 of the Companies Act to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets to the company.

Meetings of Shareholders

Our annual general meeting is held each year. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our bye-laws provide that the Chief Executive Officer or the Chairman (if any) or any two directors or any director and the secretary may convene a members meeting. In addition, upon receiving a requisition from the shareholders of at least one tenth (1/10th) of the paid up share capital of the Company, the board shall convene a special general meeting. Under our bye-laws, at least 5 days’ notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present throughout and representing in person or by proxy in excess of 50% of the total issued voting shares. Questions proposed for the consideration by the shareholders will be decided by the affirmative vote of the majority of the votes cast.

Voting Rights and Quorum Requirements

Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Subject to our bye-laws, at any general meeting two or more persons present throughout and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company shall form a quorum for the transaction of business. Generally, except as otherwise provided in the bye-laws or the Companies Act, at any general meeting, subject to any rights or restrictions attached to the shares, every shareholder present in person and every person holding a valid proxy at such meeting shall be entitled to one vote for each voting share held. No shareholder shall be entitled to vote at a general meeting unless such shareholder has paid all the calls on all shares held by them. Subject to the Companies Act and our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast. In the case of an equality of votes the resolution shall fail.

Approval of Corporate Matters by Written Consent

The Companies Act and our bye-laws provide that shareholders may take action by written resolution signed by the majority of shareholders that would have been required had a meeting occurred and had all shareholders so entitled attended and voted thereat.

Shareholder Proposals

Under Bermuda law, shareholder(s) may, as set forth below and at their own expense (unless the company otherwise resolves), require the company to: (i) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution that the shareholder(s) may properly move at the next annual general meeting; and/or (ii) circulate to all shareholders entitled to receive notice of any general meeting a statement in respect of any matter referred to in any proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for such a requisition is either: (i) any number of shareholders representing not less than 5% of the total voting rights of all shareholders entitled to vote at the meeting to which the requisition relates; or (ii) not less than 100 shareholders.

Shareholder Advance Notice Procedure

Our bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual general meeting of our shareholders.

These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

The bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual general meeting must deliver to our secretary a timely written notice of the shareholder’s intention to do so.

To be timely, the shareholder’s notice must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice no earlier than 120 days prior to such annual general meeting and no later than the later of 70 days prior to the date of the general meeting or the 10th day following the day on which public announcement of the date of the general meeting was first made by the Company.

The notice must include the following information:

•	the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated or the nature of the business to be proposed;

•	a representation that the shareholder is a holder of record of our share capital entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

•	if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the shareholder;

•	such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated or intended to be nominated, or the matter that had been proposed, or intended to be proposed, by the board of directors;

•	if applicable, the consent of each nominee to serve as a director if elected; and

•	such other information that the board of directors may request in its discretion.

Number of Directors

Our bye-laws provide that our board shall consist of such number of directors being not less than two directors and such number in excess as the board may determine. Our board of directors currently consists of nine directors.

Classified Board of Directors

Our board is divided into three classes, Class I, Class II and Class III. Each class of directors consists of one-third of the total number of directors constituting the entire board. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting.

Removal of Directors

Our bye-laws provide that a director may be removed only with cause by a majority vote of the shareholders, provided that the notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

Duties of Directors

The Companies Act, which applies to us, authorizes the directors of a company, subject to its bye-laws, to exercise all powers of the company except those that are required by the Companies Act or the company’s bye-laws to be exercised by the shareholders of the company. Our bye-laws provide that our business is to be managed and conducted by our board. At common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The Companies Act also imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

Under Bermuda law, directors and officers generally owe fiduciary duties to the company itself, not to the company’s individual shareholders or members, creditors, or any class of either shareholders, members or creditors. Our shareholders may not have a direct cause of action against our directors.

Interested Directors

Bermuda law provides that if a director has an interest in a material contract or proposed material contract with us or any of our subsidiaries or has a material interest in any person that is a party to such a contract, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the board.

Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may in its bye-laws or in any contract or arrangement between the company and any officer, or any person employed by the company as auditor, exempt such officer or person from, or indemnify him in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof.

We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for this purpose.

Amendment of Memorandum of Association

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Certain amendments to the memorandum of association may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Amendments to our memorandum of association will require an affirmative vote of the majority of our board and by a resolution of the shareholders including the affirmative vote of not less than 66 2/3% of the votes attaching to all shares in issue.

These provisions make it more difficult for any person to remove or amend any provisions in our memorandum of association and bye-laws that may have an anti-takeover effect.

Amendment of Bye-laws

Consistent with the Companies Act, our bye-laws provide that the bye-laws may only be rescinded, altered or amended upon approval by a resolution of our board of directors and by a resolution of our shareholders.

In the case of certain bye-laws, including the bye-laws relating to the power to demand a vote on a poll, election and removal of directors, indemnification and exculpation of directors and officers, winding up of the company and amendment of memorandum of association provisions, the required resolutions must include the affirmative vote of at least 66 2/3% of our directors then in office and of at least 66 2/3% of the votes attaching to all shares in issue.

Approval of Certain Transactions

Amalgamations, Mergers and Similar Arrangements

The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Our bye-laws provide that a simple majority of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting is two persons present throughout and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Our bye-laws contain provisions regarding “business combinations” with “interested shareholders.”

Pursuant to our bye-laws, in addition to any other approval that may be required by applicable law, any business combination with an interested shareholder within a period of three years after the date of the transaction in which the person became an interested shareholder must be approved by our board and authorized at an annual or special general meeting by the affirmative vote of at least 66 2/3% of our issued and outstanding voting shares that are not owned by the interested shareholder, unless:

•	prior to the time that the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; or

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and outstanding voting shares at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding, those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in an tender or exchange offer.

The bye-laws define “business combinations” to include the following:

•	any merger or consolidation of the Company with the interested shareholder or its affiliates or with any other company, partnership, unincorporated association or other entity if caused by the interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 10% or more of our assets involving the interested shareholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by us of any share of the Company to the interested shareholder;

•	any transaction involving us that has the effect of increasing the proportionate share of any class or series of our shares beneficially owned by the interested shareholder; or

•	any receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.

An “interested shareholder” is a person that beneficially owns 15% or more of our issued and outstanding voting shares and any person affiliated or associated with us that owned 15% or more of our issued and outstanding voting shares at any time three years prior to the relevant time.

Takeovers

An acquiring party is generally able to acquire compulsorily the common shares of minority holders of a company in the following ways:

By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

By acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, by notice compulsorily acquire the shares of any non-tendering shareholder on the same terms as the original offer unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Inspection of Corporate Records

Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and certain alterations to our memorandum of association. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, which must be presented to the annual general meeting of shareholders.

The register of members of a company is also open to inspection by shareholders and members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is also required to keep at its registered office a register of directors and officers which is also open to inspection by shareholders and members of the general public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Shareholders’ Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws.

Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Dissolution

Under Bermuda law, a solvent company may be wound up by way of a shareholders’ voluntary liquidation. Prior to the company entering liquidation, a majority of the directors shall each make a statutory declaration, which states that the directors have made a full enquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding up and must file the statutory declaration with the Bermuda Registrar of Companies. The general meeting will be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding up of the company is deemed to commence at the time of the passing of the resolution.

Certain Bye-law Provisions

The provisions of our bye-laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of such persons’ terms.

Registration Rights

We are party to an amended and restated registration rights agreement dated November 11, 2014 with certain of our shareholders identified therein, pursuant to which such parties have certain rights with respect to the registration of their shares.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Equinity Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the material terms and provisions of the debt securities that we may issue from time to time and to which any prospectus supplement may relate. Our debt securities are to be issued under a senior debt indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. The senior indenture is sometimes referred to herein the “indenture.” The particular terms relating to the debt securities, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such security.

Because the following summaries of the material terms and provisions of the indenture and the related debt securities are not complete, you should refer to the form of the indenture and the debt securities for complete information regarding the terms and provisions of the indenture, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of the indenture, those articles, sections or defined terms are incorporated herein by reference.

General

The indenture does not limit the aggregate principal amount of the debt securities that we may issue thereunder and provide that we may issue the debt securities thereunder from time to time in one or more series. Unless otherwise described in a prospectus supplement regarding any debt securities, the indenture does not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, our debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The indenture will be qualified under the Trust Indenture Act of 1939. The type and terms of the debt securities we offer under this prospectus may be limited by the other debt instruments to which we are a party at the time of the offering.

Because most of our operations are conducted through our insurance subsidiaries, most of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or permitted payments under tax- and expense-sharing arrangements, supplemented with borrowings from time to time. Our insurance subsidiaries’ ability to pay dividends to us is subject to various conditions imposed by the insurance regulations of the jurisdictions where they are domiciled and by the GSEs. In addition, the expense-sharing arrangements between us and our insurance subsidiaries have been approved by applicable state insurance departments, and such approvals are subject to change at any time.

Some of our subsidiaries may finance their operations by borrowing from external creditors; lending agreements between some of the operating subsidiaries and external creditors also may restrict the amount of net assets available for cash dividends and other payments to us. Because we are a holding company, we rely on dividends from, and permitted payments under tax- and expense-sharing arrangements with, our subsidiaries to meet our liquidity needs, and therefore to make payments in respect of our securities. As such, any securities we issue will be structurally subordinated to the indebtedness and other liabilities, if any, of our subsidiaries, including claims of our subsidiaries’ policyholders, trade creditors, preference stockholders and creditors, and any taxing authorities. Any claims we have as an unsecured creditor of one of our subsidiaries would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.

Terms of the Debt Securities

The applicable prospectus supplement will describe the specific terms relating to the series of the debt securities the Company will offer, including, to the extent applicable, the following:

•	the title and series designation of the debt securities and whether they are senior securities or subordinated securities;

•	the ranking of the debt securities;

•	the aggregate principal amount of the debt securities, and any limit upon such principal amount;

•	the percentage of the principal amount at which the Company will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•	if convertible, the number of debt securities or shares of any class, classes or series into which the debt securities will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be mandatory, at our option or at the option of the holders of the debt securities, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of the debt securities, restrictions on conversion and any other terms governing such conversion;

•	the stated maturity date of the debt securities;

•	any fixed, variable or pay-in-kind interest rate or rates per annum or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option;

•	the place where principal, premium, if any, and interest or any additional amounts, if any, will be payable and where the debt securities can be surrendered for payment;

•	any rights affecting the transfer, exchange or conversion of the debt securities;

•	the dates from which interest, if any, may accrue and any interest payment dates and regular record dates or the method by which such date or dates will be determined;

•	any sinking fund requirements;

•	any provisions for redemption, including the redemption price, terms and conditions upon which the debt securities may be redeemed, in whole or in part, and any remarketing arrangements;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	if other than denominations of $2,000 or multiples of $1,000, and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•	the events of default and covenants of such debt securities;

•	whether the Company will issue the debt securities in certificated or book-entry form;

•	whether the debt securities will be in registered or bearer form and the denominations and terms and conditions relating thereto;

•	whether the Company will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

•	whether the Company will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem the debt securities instead of making this payment;

•	the subordination provisions, if any, relating to the debt securities;

•	the provision of annual and/or quarterly financial information to the holders of the debt securities;

•	a discussion of certain U.S. federal income tax and Bermuda law considerations;

•	if applicable, the remedies for holders of debt securities;

•	the right to make any changes to the indenture or the terms of the debt securities by the Company and what approval, if any, will be required from the holders of the debt securities;

•	the provisions for voting on any changes to the indenture or the terms of the debt securities;

•	the requirements for the Company to discharge, to defease or to covenant to defease the debt securities;

•	certain restrictive covenants, if any, which may, among other things, limit the ability of the Company to: (i) grant liens on our assets, (ii) consolidate, merge or transfer property, (iii) make certain types of payments, including dividends, (iv) incur or guarantee additional debt, (v) sell assets or (vi) engage in certain lines of business; and

•	any other specific terms of the debt securities, including any other deletions from or modifications or additions to the applicable indenture in respect of the debt securities.

The Company will have the ability under the indenture to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. The Company is also permitted to issue debt securities with the same terms as previously issued debt securities.

The Company may issue debt securities at less than the principal amount payable upon maturity.  We refer to these securities as “original issue discount securities.”  If material or applicable, we will describe in the applicable prospectus supplement special U.S. Federal income tax, accounting and other considerations applicable to original issue discount securities.   The Company may also issue debt securities that are guaranteed by one or more of its subsidiaries, in which case the registration statement to which this prospectus relates will need to be amended to include such guarantees prior to such offering.

Interest, Registration and Transfer

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. A security issued in “registered form” is a security for which the Company or the paying agent keeps a record of all the current holders. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Company will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing, (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part, or (3) register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the older, except the portion, if any, of such debt security not to be so repaid.

We will appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on, or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement. A security issued in “bearer form” is a security for which the Company does not keep a record of the holder. The owner is deemed to be the person holding the security.

The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities are payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the Company to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indenture does not contain any provisions that would limit the our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any deletions from, modifications of, or additions to the Events of Defaults described below or our covenants contained in the respective indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preference shares or other securities (whether issued by us), property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable law and our organizational documents.

Consolidation, Amalgamation, Merger and Sale of Assets

Unless otherwise described in a prospectus supplement, the indenture provides that the Company may not (1) consolidate or amalgamate with or merge into any Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, or (2) permit any Person to consolidate or amalgamate with or merge into the Company, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless, among other things, (a) in the case of (1) above, such Person is a Corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia, Bermuda, the Cayman Islands or any country which is, on the date of the indenture, a member of the Organization of Economic Co-operation and Development or the EU and expressly assumes, by supplemental indenture duly executed by the successor Person and delivered to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of the Company’s obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities; (b) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing under such indenture; and (c) certain other conditions are met.

Events of Default

Unless we provide other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the indenture with respect to any series of debt securities issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 90 days;

(2) default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal, premium or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3) default by the Company in the performance, or breach, of any other covenant or warranty of the Company contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 90 days after there has been given written notice as provided in such indenture; and

(4) certain events relating to bankruptcy, insolvency or reorganization of the Company.

If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in clause (4) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in clause (4) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder.

The indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities of such series, unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the trustee in good faith determines that the withholding of such notice is in the best interest of the holders of the debt securities of such series.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series.

Modification and Waiver

We and the trustee may modify or amend the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

•	reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security;

•	change the Company’s obligation to pay additional amounts with respect to any debt security;

•	change the redemption provisions of any debt security or, following the occurrence of any event that would entitle a holder to require the Company to repay any debt security at the option of the holder, adversely affect the right of repayment, at the option of such holder, of any affected debt security;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on, or any additional amounts with respect to, any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the applicable section of the indenture;

•	modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities, except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•	make any change that adversely affects the right to convert or exchange any debt security into or for our common shares or other debt securities or other securities, cash or property in accordance with its terms;

•	modify any of the provisions of the subordinated indenture or the junior subordinated indenture relating to the subordination of the subordinated debt securities, or the junior subordinated debt securities in a manner adverse to holders of the subordinated debt securities; or

•	modify any of the above provisions.

We and the trustee may modify or amend the indenture and debt securities without the consent of any holder in order to, among other things:

•	provide for the Company’s successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•	add to the Company’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable indenture;

•	provide for a successor trustee with respect to debt securities of all or any series;

•	cure any ambiguity or correct or supplement any provision in any indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series issued thereunder in any material respect;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under any indenture;

•	add any additional Events of Default with respect to all or any series of debt securities;

•	provide for conversion or exchange rights of the holders of any series of debt securities;

•	make any other amendments or modifications that do not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture; provided that any amendment or modification that conforms the applicable indenture to the terms described in this prospectus (including any prospectus supplement) pursuant to which the applicable debt securities were initially sold shall be deemed not to adversely affect the interests of holders;

•	provide for any additional guarantees with respect to the debt securities of all or any series; or

•	provide for the addition of one or more co-obligors with respect to the debt securities of all or any series.

The holders of at least a majority in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the Company with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

Under the indenture, the Company is required to deliver to the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. The Company is also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default under certain provisions of the indenture.

Discharge, Defeasance and Covenant Defeasance

The Company may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency (as defined below) in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or with respect to principal and any premium and interest to the maturity or redemption date thereof, as applicable.

The indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.1 thereof, the Company may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities, if the debt securities of a series provide for the payment of such additional amounts, and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as applicable, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (without reinvestment) to pay the principal of, any premium and interest on such debt securities on the scheduled due dates or any prior redemption date.

Such a trust may only be established if, among other things:

(1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound;

(2) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

(3) the Company has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the IRS received by the Company, a Revenue Ruling published by the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture; and

(4) with respect to defeasance, the Company has delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over other creditors.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Government Obligations” means debt securities which are (1) direct obligations of the United States of America or the government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, in each case, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of such series are payable, in each case, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the Company, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

If, after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, if any, and any additional amounts, if any, with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable, as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established.

In the event the Company effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

Redemption

Unless otherwise described in a prospectus supplement relating to any debt securities, the Company may, at its option, redeem any series of debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. We will include appropriate risk factor disclosure in any prospectus supplement prepared in connection with the issuance of debt securities that are subject to redemption or repurchase at the option of the holders.

In the case where debt securities of a series provides for the payment of additional amounts, the Company may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time it receives an opinion of counsel stating that, as a result of any change to the laws of any relevant taxing jurisdiction, any action taken by the relevant taxing jurisdiction which action is applied with respect to it, or a decision rendered by a court of such relevant taxing jurisdiction, there is a substantial probability that it will be required to pay additional amounts as of the next interest payment date and such requirements cannot be avoided by the use of reasonable measures then available. Any such redemption will be subject to the redemption provisions in the indenture.

Unless otherwise described in a prospectus supplement, a notice of redemption may not be conditioned and a notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions thereof called for redemption.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the participants’ accounts. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests by participants in a global security will be limited to participants and persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as applicable, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form and will not be considered owners or holders thereof under the indenture under which the debt securities are issued. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary. Persons who are not participants must rely on the procedures of the participant through which they own their interest. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as applicable, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indenture provides that if:

(1) the depositary for a series of the debt securities notifies the Company that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the indenture and a successor depositary is not appointed by us within 90 days of written notice;

(2) the Company determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

(3) an Event of Default with respect to a series of the debt securities has occurred and is continuing,

the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Payment of Additional Amounts

If the debt securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, the Company will pay to the holder of the debt securities of such series the additional amounts as described therein and, except as otherwise provided therein, the following provisions with respect to the payment of additional amounts shall apply.

The Company will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the Company will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the indenture to be then due and payable.

Notwithstanding the foregoing, the Company will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the Company addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4) any combination of items (1), (2) and (3).

In addition, the Company will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary, partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

As further described above under “— Redemption”, in certain cases where debt securities of a series or the guarantee of such debt securities provides for the payment of additional amounts, the Company or the guarantor may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption.

New York Law to Govern

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

INFORMATION CONCERNING THE TRUSTEE

The Company may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

Under the indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the indenture and related matters.

DESCRIPTION OF DEPOSITARY SHARES

We describe in this section the general terms of depositary shares. We will describe the specific terms of any depositary shares issued in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipt that will be filed with the SEC in connection with any particular offering of depositary shares.

General

We may offer fractional interests in preference shares, rather than full preference shares. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preference shares. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preference shares, see “Description of Our Share Capital – Description of Preference Shares.”

The shares of any series of preference shares underlying the depositary shares will be deposited under a deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preference shares underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preference shares to the record holders of depositary shares representing the preference shares in proportion to the number of depositary shares owned by such holders on the relevant record date.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of preference shares and any money or other property represented by such depositary shares. We will not issue partial preference shares. If you deliver depositary receipts evidencing a number of depositary shares that represent other than a whole number of preference shares by surrender for redemption or exchange, the depositary will issue to you a new depositary receipt evidencing the remainder of depositary shares at the same time that the preference shares are withdrawn. Holders of preference shares received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those preference shares.

Redemption of Depositary Shares

Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preference shares underlying the depositary shares will be convertible or exchangeable into any other class or series of our share capital.

If the series of the preference shares underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preference shares held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preference shares that the depositary share bears to the underlying preference shares. Whenever we redeem preference shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preference shares redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

Voting the Preference Shares

Upon receipt of notice of any meeting at which the holders of the preference shares are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preference shares. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preference shares) will be entitled to instruct the depositary as to how the preference shares underlying the holder’s depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preference shares.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares of such series or class then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities;

•	there has been a final distribution on the preference shares underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or

•	the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the related class or series of preference shares and any redemption of such preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such preference shares are paid by the holders thereof.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications that we must furnish to the holders of the preference shares.

Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON SHARES, PREFERENCE SHARES OR OTHER SECURITIES

The following is a description of the warrants that we may issue from time to time. The particular terms relating to the warrants, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the warrants.

We may issue warrants to purchase common shares or our preference shares, depositary shares, debt securities or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;

•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;

•	the date on which the right to exercise the warrants will commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant;

•	if applicable, the date on and after which the warrants and other securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain United States federal income tax considerations and Bermuda law;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon warrant exercise to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preference shareholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of common shares, preference shares, debt securities, warrants, rights or any combination of those securities. The applicable prospectus supplement will describe their terms of any units and the related offering in respect of which this prospectus is being delivered, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately or exchanged for or converted into any other securities;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain United States federal income tax considerations and Bermuda law; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers;

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus, include, without limitation, through.

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common shares received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation identify;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common shares which are listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preference shares or debt securities on any securities exchange or quotation system; any such listing with respect to any preference shares or any debt securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common shares, preference shares, debt securities or securities that provide for the issuance of common shares upon conversion, exchange or exercise, as the case may be, the underwriters may purchase and sell shares of common shares, preference shares or our debt securities in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

Certain legal matters with respect to U.S. federal law and New York law with respect to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS

We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. Federal securities laws.

We have been advised by Conyers Dill & Pearman Limited, our Bermuda counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of U.S. courts based on the civil liability provisions of the U.S. Federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the U.S. Federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. Federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. Our SEC filings are available (free of charge) from our web site at www.essentgroup.com. Our public filings are also available from the SEC’s website at the address http://www.sec.gov. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus. Document requests may be directed to Secretary, Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Our common shares are listed on the NYSE under the ticker symbol “ESNT.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 16, 2024;

•	our definitive proxy statement on Schedule 14A filed on April 6, 2023;

•	the description of common shares set forth in our registration statement on Form 8-A/A filed on October 28, 2013, including any and all amendments and reports filed for the purpose of updating that description; and

•	any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this registration statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this registration statement.

To receive a free copy of any of the documents incorporated by reference in this prospectus, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, call us at (441) 297-9901 or write us at the following address: Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
SEC Registration Fee	(1)(2)
Printing	(1)
Legal fees and expenses	(1)
Trustee fees	(1)
Accounting fees and expenses	(1)
Miscellaneous	(1)
FINRA Fees	(1)
Total	(1)

(1)	These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

(2)	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

Item 15.	Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may in its bye-laws or in any contract or arrangement between the company and any officer, or any person employed by the company as auditor, exempt such officer or person from, or indemnify him in respect of , any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof.

We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.

Insurance.    We maintain directors’ and officers’ liability insurance, which covers directors and officers of our Company against certain claims or liabilities arising out of the performance of their duties.

Indemnification Agreements.    We have entered into agreements to indemnify our directors and officers. These agreements provide for indemnification of our directors and officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person’s services as our director or officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our Company’s request.

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Item 16.	Exhibits and Financial Statement Schedules

A list of exhibits filed with this registration statement is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its respective securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           If applicable, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

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(d)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

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EXHIBIT INDEX

Exhibit Number	Description of Document
1.1+	Form of Underwriting Agreement relating to Common Shares

1.2+	Form of Underwriting Agreement relating to Preference Shares

1.3+	Form of Underwriting Agreement relating to Debt Securities

1.4+	Form of Underwriting Agreement relating to Warrants

1.5+	Form of Underwriting Agreement relating to Units

3.1	Memorandum of Association (incorporated herein by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-191193) filed on September 16, 2013)

3.2	Certificate of Deposit of Memorandum of Increase of Share Capital, dated as of February 18, 2009 (incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-191193) filed on September 16, 2013)

3.2.1	Certificate of Deposit of Memorandum of Increase of Share Capital, dated as of October 3, 2013 (incorporated herein by reference to Exhibit 3.2.1 of Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-191193) filed on October 21, 2013)

3.3	Amended and Restated Bye-laws (incorporated by reference to Exhibit 3.3 of the Form 10-K (File No. 001-36157) filed on March 10, 2014.

4.1	Form of Common Share Certificate (incorporated herein by reference to Exhibit 4.1 of Amendment No.3 to the Registration Statement on Form S-1 (File No. 333-191193) filed on October 21, 2013)

4.2	Third Amended and Restated Registration Rights Agreement, dated as of November 11, 2014, among Essent Group Ltd. and the shareholders party thereto (incorporated herein by reference to Exhibit 4.1 of the Form 10-Q (File No. 001-36157) filed on November 14, 2014)

4.4	Form of Indenture between Essent Group, as Issuer, and a financial institution, as Trustee (incorporated herein by reference to Exhibit 4.4 of the Registration Statement on Form S-3 (File No. 333-223110) filed on February 20, 2018)

4.5+	Form of Warrant Agreement (including the Form of Warrant Certificate)

4.6+	Form of Deposit Agreement (including the Form of Depositary Share Certificate) with respect to Depositary Shares

4.7+	Form of Depositary Receipt

4.8+	Form of Unit Agreement (including form of Unit Certificate)

4.9+	Form of Pledge Agreement

4.10+	Form of Debt Security

5.1	Opinion of Conyers Dill & Pearman Limited to the Registrant (filed herewith)

5.2	Opinion of Willkie Farr & Gallagher LLP to the Registrant (filed herewith)

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Exhibit Number	Description of Document
12+	Computation of Ratio of Earnings to Fixed Charges and to Combined Fixed Charges and Preference Shares Dividends

21.1	List of Subsidiaries (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

23.3	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.2)

24	Power of Attorney (included on the signature page of the Form S-3)

25+	Statement of Eligibility of the Indenture Trustee on Form T-1, as trustee for the Debt Securities

107	Filing Fee Table

+ To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement in connection with the offering of these securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act, Essent Group Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor, Pennsylvania, on this 22nd day of February, 2024.

ESSENT GROUP LTD.

By:	/s/ Mark A. Casale
	Name:	Mark A. Casale
	Title:	Chairman of the Board of Directors, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark A. Casale and David B. Weinstock, and each of them, as his or her true and lawful attorneys-in-fact and agent, in any and all capacities, with full power of substitution and resubstitution, to sign and file any and all amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by Essent Group Ltd. pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Mark A. Casale Mark A. Casale	Chairman of the Board of Directors, Chief Executive Officer and President	February 22, 2024

/s/ David B. Weinstock David B. Weinstock	Senior Vice President, Chief Financial Officer	February 22, 2024

/s/ Henna Karna Henna Karna	Director	February 22, 2024

/s/ Aditya Dutt Aditya Dutt	Director	February 22, 2024

S-1

/s/ Robert Glanville Robert Glanville	Director	February 22, 2024

/s/ Angela Heise Angela Heise	Director	February 22, 2024

/s/ Roy J. Kasmar Roy J. Kasmar	Director	February 22, 2024

/s/ Allan Levine Allan Levine	Director	February 22, 2024

/s/ Douglas J. Pauls Douglas J. Pauls	Director	February 22, 2024

/s/ William Spiegel William Spiegel	Director	February 22, 2024

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Essent Group Ltd., has signed this registration statement in the city of Newark, Delaware, on February 22, 2024.

By:	/s/ Donald Puglisi
	Name:	Donald Puglisi
	Title:	Authorized Representative

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